Exhibit 99.2 Supplemental Information Package 2024 Third Quarter

Orion Supplemental Information September 30, 2024 Section Page About the Data 3 Forward-Looking Statements 4 Company Overview 6 Balance Sheets 8 Statements of Operations 9 Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) 10 EBITDA, EBITDAre and Adjusted EBITDA 11 Capital Structure 12 Debt Detail 13 Ratio Analysis 14 Credit Facility Revolver Covenants 15 Net Operating Income (NOI) and Cash NOI 16 Leasing Activity 17 Vacant Property Operating Expenses 19 Acquisitions and Dispositions 20 Diversification Statistics: Real Estate Portfolio 21 Tenants Comprising Over 1% of Annualized Base Rent 22 Tenant Industry Diversification 23 Lease Expirations 24 Lease Summary 25 Operating Property Geographic Diversification 26 Operating Property Type 27 Full Portfolio 28 Non-Operating Properties 30 Unconsolidated Joint Venture Investment Summary 31 Definitions 32 Q3 2024 SUPPLEMENTAL INFORMATION Orion Office REIT Inc. | WWW.ONLREIT.COM | 2

About the Data This data and other information described herein are as of and for the quarter ended September 30, 2024, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Reports on Form 10-Q for the periods ended September 30, 2024, June 30 2024 and March 31, 2024 and the Annual Report on Form 10-K for the year ended December 31, 2023. Q3 2024 SUPPLEMENTAL INFORMATION Orion Office REIT Inc. | WWW.ONLREIT.COM | 3

Forward-Looking Statements Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law. The following factors, among others, could cause actual results to differ materially from those set forth in the forward- looking statements: • the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all; • the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise; • conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions; • the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, will continue and the impact that may have on demand for office space at our properties; • our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all; • our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties; • our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all; • changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes; • the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties; • our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all; • the cost of rent concessions, tenant improvement allowances and leasing commissions; • the potential for termination of existing leases pursuant to tenant termination rights; • the amount, growth and relative inelasticity of our expenses; • risks associated with the ownership and development of real property; • risks accompanying our investment in and the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that our joint venture partner may fail to fund its share of required capital contributions and that the unconsolidated joint venture may be unable to satisfy the extension conditions or otherwise extend or refinance its outstanding mortgage debt on or prior to maturity; • our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control; • our ability to accurately forecast the payment of future dividends on our common stock, and the amount of such dividends; • risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected; • risks associated with the fact that we have a limited operating history and our future performance is difficult to predict; Q3 2024 SUPPLEMENTAL INFORMATION Orion Office REIT Inc. | WWW.ONLREIT.COM | 4

• our properties may be subject to impairment charges; • risks resulting from losses in excess of insured limits or uninsured losses; • risks associated with the potential volatility of our common stock; and • the risk that we may fail to maintain our income tax qualification as a real estate investment trust. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law. Q3 2024 SUPPLEMENTAL INFORMATION Orion Office REIT Inc. | WWW.ONLREIT.COM | 5

Company Overview (unaudited) Orion is a real estate company incorporated in the state of Maryland on July  1, 2021, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with our initial taxable year ended December 31, 2021. Orion is an internally managed REIT engaged in the ownership, acquisition and management of a diversified portfolio of office buildings in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. Our portfolio is comprised of traditional office buildings, as well as governmental office, medical office, flex/laboratory and R&D, and flex/industrial properties. As of September 30, 2024, Orion owned and operated a portfolio of 70 office properties totaling approximately 8.1 million leasable square feet located within 29 states. In addition, Orion owns a 20% equity interest in one Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, which, as of September  30, 2024, owned a portfolio consisting of six office properties totaling approximately 1.0 million leasable square feet located within six states. As of September 30, 2024, approximately 74.4% of our Annualized Base Rent was from Investment-Grade Tenants, our Occupancy Rate was 74.6%, or 76.9% adjusted for three Operating Properties that are currently under agreements to be sold or have been sold following September 30, 2024, and our Weighted Average Remaining Lease Term was 5.0 years. Orion's Annualized Base Rent as of September 30, 2024 was approximately $124.0 million. The top tenants, tenant industries and geographic locations of the Company's Operating Properties are outlined in the following sections: "Tenants Comprising Over 1% of Annualized Base Rent," "Tenant Industry Diversification," and "Operating Property Geographic Diversification," respectively. Tenants, Trademarks and Logos Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. Q3 2024 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Office REIT Inc. | WWW.ONLREIT.COM | 6

Company Overview (continued) Senior Management Board of Directors Paul H. McDowell, Chief Executive Officer, President Reginald H. Gilyard, Non-Executive Chairman, Independent Director Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer Kathleen R. Allen, Ph.D., Independent Director Christopher H. Day, Executive Vice President, Chief Operating Officer Richard J. Lieb, Independent Director Gary E. Landriau, Executive Vice President, Chief Investment Officer Gregory J. Whyte, Independent Director Paul C. Hughes, General Counsel and Secretary Paul H. McDowell, Chief Executive Officer, President and Director Revea L. Schmidt, Senior Vice President, Chief Accounting Officer Corporate Offices and Contact Information 2398 E. Camelback Road, Suite 1060 122 E. 42nd Street, Suite 5100 Phoenix, AZ 85016 New York, NY 10168 602-698-1002 www.ONLREIT.com   Trading Symbol: ONL   Stock Exchange Listing: New York Stock Exchange   Transfer Agent Computershare Trust Company, N.A. 462 South 4th Street, Suite 1600 Louisville, KY 40202 855-866-0787 Q3 2024 SUPPLEMENTAL INFORMATION Orion Office REIT Inc. | WWW.ONLREIT.COM | 7

Q3 2024 SUPPLEMENTAL INFORMATION

Balance Sheets

(unaudited, in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets					
Real estate investments, at cost:					
Land	$ 234,980	$ 222,730	$ 223,439	$ 223,264	$ 227,203
Buildings, fixtures and improvements	1,089,798	1,060,726	1,081,788	1,097,132	1,106,383
Total real estate investments, at cost	1,324,778	1,283,456	1,305,227	1,320,396	1,333,586
Less: accumulated depreciation	180,683	172,476	165,490	158,791	156,904
Total real estate investments, net	1,144,095	1,110,980	1,139,737	1,161,605	1,176,682
Accounts receivable, net	24,144	23,122	24,942	24,663	26,911
Intangible lease assets, net	101,501	97,977	110,145	126,364	144,304
Cash and cash equivalents	16,564	24,224	23,618	22,473	32,286
Real estate assets held for sale, net	—	—	—	—	3,818
Other assets, net	82,567	83,550	87,077	88,828	120,390
Total assets	**$ 1,368,871**	**$ 1,339,853**	**$ 1,385,519**	**$ 1,423,933**	**$ 1,504,391**
Liabilities and Equity					
Mortgages payable, net	$ 353,373	$ 353,200	$ 353,028	$ 352,856	$ 352,683
Credit facility revolver	130,000	107,000	116,000	116,000	175,000
Accounts payable and accrued expenses	32,237	26,941	23,732	30,479	30,570
Below-market lease liabilities, net	21,328	5,536	6,753	8,074	9,481
Distributions payable	5,595	5,595	5,587	5,578	5,578
Other liabilities, net	24,010	24,090	24,468	23,943	21,811
Total liabilities	**566,543**	**522,362**	**529,568**	**536,930**	**595,123**
Common stock	56	56	56	56	56
Additional paid-in capital	1,146,924	1,146,199	1,145,264	1,144,636	1,143,825
Accumulated other comprehensive (loss) income	(102)	(14)	(45)	(264)	986
Accumulated deficit	(345,946)	(330,136)	(290,710)	(258,805)	(237,026)
Total stockholders' equity	**800,932**	**816,105**	**854,565**	**885,623**	**907,841**
Non-controlling interest	1,396	1,386	1,386	1,380	1,427
Total equity	**802,328**	**817,491**	**855,951**	**887,003**	**909,268**
Total liabilities and equity	**$ 1,368,871**	**$ 1,339,853**	**$ 1,385,519**	**$ 1,423,933**	**$ 1,504,391**

Orion Office REIT Inc. | WWW.ONLREIT.COM | 8

Q3 2024 SUPPLEMENTAL INFORMATION

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Revenues:					
Rental	$ 38,976	$ 39,923	$ 46,995	$ 43,551	$ 48,876
Fee income from unconsolidated joint venture	202	201	202	200	200
Total revenues	**39,178**	**40,124**	**47,197**	**43,751**	**49,076**
Operating expenses:					
Property operating	16,643	15,757	15,999	14,446	15,506
General and administrative	4,468	4,544	4,949	5,479	4,367
Depreciation and amortization	19,913	38,614	24,504	26,055	27,013
Impairments	—	5,680	19,685	6,136	11,403
Transaction related	105	167	110	148	101
Total operating expenses	**41,129**	**64,762**	**65,247**	**52,264**	**58,390**
Other (expenses) income:					
Interest expense, net	(8,170)	(8,058)	(8,146)	(7,928)	(7,380)
Gain on disposition of real estate assets	—	—	—	13	18
Loss on extinguishment of debt, net	—	(1,078)	—	—	—
Other income, net	208	209	163	273	437
Equity in loss of unconsolidated joint venture, net	(218)	(163)	(116)	(109)	(108)
Total other (expenses) income, net	**(8,180)**	**(9,090)**	**(8,099)**	**(7,751)**	**(7,033)**
Loss before taxes	**(10,131)**	**(33,728)**	**(26,149)**	**(16,264)**	**(16,347)**
Provision for income taxes	(76)	(73)	(77)	49	(160)
Net loss	**(10,207)**	**(33,801)**	**(26,226)**	**(16,215)**	**(16,507)**
Net (income) loss attributable to non-controlling interest	(10)	—	(6)	47	(12)
Net loss attributable to common stockholders	**$ (10,217)**	**$ (33,801)**	**$ (26,232)**	**$ (16,168)**	**$ (16,519)**
Weighted-average shares outstanding - basic and diluted	55,948	55,910	55,803	55,782	56,543
Basic and diluted net loss per share attributable to common stockholders	**$ (0.18)**	**$ (0.60)**	**$ (0.47)**	**$ (0.29)**	**$ (0.29)**

Orion Office REIT Inc. | WWW.ONLREIT.COM | 9

Q3 2024 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD)

(unaudited, in thousands, except per share data)

	Three Months Ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net loss attributable to common stockholders	$ (10,217)	$ (33,801)	$ (26,232)	$ (16,168)	$ (16,519)
Adjustments:					
Depreciation and amortization of real estate assets	19,875	38,582	24,472	26,029	26,988
Gain on disposition of real estate assets	—	—	—	(13)	(18)
Impairment of real estate	—	5,680	19,685	6,136	11,403
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	464	464	464	463	463
FFO attributable to common stockholders	**$ 10,122**	**$ 10,925**	**$ 18,389**	**$ 16,447**	**$ 22,317**
Transaction related	105	167	110	148	101
Amortization of deferred financing costs	920	914	924	933	933
Amortization of deferred lease incentives, net	126	124	123	115	(14)
Equity-based compensation	725	935	790	826	687
Loss on extinguishment of debt, net	—	1,078	—	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	29	28	29	30	29
Core FFO attributable to common stockholders	**$ 12,027**	**$ 14,171**	**$ 20,365**	**$ 18,499**	**$ 24,053**
Amortization of above and below market leases, net	(58)	(429)	(537)	(361)	(346)
Straight-line rental revenue	1,283	240	(549)	679	(1,369)
Unconsolidated Joint Venture basis difference amortization	114	113	114	114	113
Capital expenditures and leasing costs	(6,057)	(6,319)	(3,445)	(7,443)	(8,359)
Other adjustments, net	80	74	108	116	66
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	(22)	(22)	(21)	(36)	(40)
FAD attributable to common stockholders	**$ 7,367**	**$ 7,828**	**$ 16,035**	**$ 11,568**	**$ 14,118**
Weighted-average shares outstanding - basic	55,948	55,910	55,803	55,782	56,543
Effect of weighted-average dilutive securities [(1)]	236	99	55	37	26
Weighted-average shares outstanding - diluted	**56,184**	**56,009**	**55,858**	**55,819**	**56,569**
FFO attributable to common stockholders per diluted share	$ 0.18	$ 0.20	$ 0.33	$ 0.29	$ 0.39
Core FFO attributable to common stockholders per diluted share	$ 0.21	$ 0.25	$ 0.36	$ 0.33	$ 0.43
FAD attributable to common stockholders per diluted share	$ 0.13	$ 0.14	$ 0.29	$ 0.21	$ 0.25

(1) Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 10

Q3 2024 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net loss attributable to common stockholders	$ (10,217)	$ (33,801)	$ (26,232)	$ (16,168)	$ (16,519)
Adjustments:					
Interest expense, net	8,170	8,058	8,146	7,928	7,380
Depreciation and amortization	19,913	38,614	24,504	26,055	27,013
Provision for income taxes	76	73	77	(49)	160
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	975	902	860	864	864
EBITDA	**$ 18,917**	**$ 13,846**	**$ 7,355**	**$ 18,630**	**$ 18,898**
Gain on disposition of real estate assets	—	—	—	(13)	(18)
Impairment of real estate	—	5,680	19,685	6,136	11,403
EBITDAre	**$ 18,917**	**$ 19,526**	**$ 27,040**	**$ 24,753**	**$ 30,283**
Transaction related	105	167	110	148	101
Amortization of above and below market leases, net	(58)	(429)	(537)	(361)	(346)
Amortization of deferred lease incentives, net	126	124	123	115	(14)
Loss on extinguishment of debt, net	—	1,078	—	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)	(8)	(7)	(8)	(7)
Adjusted EBITDA	**$ 19,083**	**$ 20,458**	**$ 26,729**	**$ 24,647**	**$ 30,017**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 11

Q3 2024 SUPPLEMENTAL INFORMATION

Capital Structure

(unaudited, dollars and shares in thousands, except per share amounts)

Capitalization
(as of September 30, 2024)



Common equity	30.4 %
Mortgages payable	48.2 %
Credit facility revolver [4]	17.7 %
Proportionate share of Unconsolidated Joint Venture debt	3.7 %

Fixed vs. Variable Rate Debt

Fixed	69.3 %
Variable	30.7 %

Orion Capitalization Table

	Wtd. Avg. Maturity (Years)	Interest Rate [1]	September 30, 2024
Common stock outstanding			55,948
Stock price			$ 4.00
Implied Equity Market Capitalization			**$ 223,792**
Mortgages payable	2.4	4.97 %	$ 355,000
Proportionate share of Unconsolidated Joint Venture debt [2]	0.2	6.98 %	27,148
Total secured debt	**2.2**	**5.11 %**	**$ 382,148**
Total unsecured credit facility revolver [3] [4]	**1.6**	**8.18 %**	**$ 130,000**
Total Principal Outstanding	**2.1**	**5.89 %**	**$ 512,148**
Total Capitalization			**$ 735,940**
Cash and cash equivalents			16,564
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents			751
Enterprise Value			**$ 718,625**
Net Debt/Enterprise Value			68.9 %
Net Debt/Gross Real Estate Investments			30.8 %
Fixed Charge Coverage Ratio			2.43x
Liquidity [5]			$ 237,315
Net Debt/Annualized Most Recent Quarter Adjusted EBITDA			6.48x
Net Debt/Annualized Year-to-Date Adjusted EBITDA			5.60x

(1) Interest rate for variable rate debt represents the interest rate in effect as of September 30, 2024.

(2) The Unconsolidated Joint Venture mortgages payable mature on November 27, 2024 with two successive one-year options to extend the maturity an additional 24 months until November 27, 2026 if certain financial and operating covenants and other customary conditions are satisfied. In October 2024, the Unconsolidated Joint Venture and its lenders entered into an amendment to the loan agreement pursuant to which, among other things, the lenders agreed to modify certain conditions for the first loan extension and which amendment provides greater certainty the Unconsolidated Joint Venture will be able to satisfy all conditions for the first loan extension until November 27, 2025. In connection with the amendment, the Unconsolidated Joint Venture exercised the first extension option and is working with the lenders to satisfy all extension conditions, including a maximum loan-to-value of 60% which may result in a partial repayment of the mortgage notes that we anticipate will require us to fund a member loan to the Unconsolidated Joint Venture. We cannot provide any assurance the Unconsolidated Joint Venture will be able to satisfy the extension conditions for the first or second loan extension or otherwise extend or refinance this debt obligation prior to maturity. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus a spread of 1.60% per annum, and in the case of a base rate loan, plus a spread of 0.50% per annum; however, the Unconsolidated Joint Venture has entered into an interest rate cap agreement to hedge against interest rate volatility on the mortgage notes. Under the agreement, the benchmark rate for the mortgage notes will not exceed 6.00%, effective from May 27, 2024 until November 27, 2024. Pursuant to the October 2024 loan agreement amendment referenced above, beginning on November 28, 2024, the spread of a SOFR loan may increase to 2.60% per annum.

(3) Under the related loan agreements, these borrowings which are secured only by a pledge of equity interests are treated as unsecured indebtedness. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to simultaneously serve as collateral under other borrowings.

(4) The credit facility revolver matures on May 12, 2026. There was $130.0 million outstanding on the credit facility revolver as of September 30, 2024 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35% per annum, and in the case of a base rate loan, plus 2.25% per annum. However, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million, and 5.50% per annum and 4.035% per annum on $35.0 million, effective from November 13, 2023 until May 12, 2025.

(5) Liquidity represents cash and cash equivalents of $17.3 million, including the Company's pro rata share of cash from the Unconsolidated Joint Venture, as well as $220.0 million available capacity on our credit facility revolver as of September 30, 2024.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 12

Q3 2024 SUPPLEMENTAL INFORMATION

Debt Detail

(unaudited, dollars in thousands)

Principal Payments Due	Total	2024	2025	2026	2027
Credit facility revolver [1]	$ 130,000	$ —	$ —	$ 130,000	$ —
Mortgages payable	355,000	—	—	—	355,000
Proportionate share of Unconsolidated Joint Venture debt [2]	27,148	27,148	—	—	—
Total Principal Outstanding	**$ 512,148**	**$ 27,148**	**$ —**	**$ 130,000**	**$ 355,000**

Debt Type	Percentage of Principal Outstanding	Interest Rate [3]	Weighted-Average Years to Maturity
Credit facility revolver [1]	25.4 %	8.18 %	1.6
Mortgages payable	69.3 %	4.97 %	2.4
Proportionate share of Unconsolidated Joint Venture debt [2]	5.3 %	6.98 %	0.2
Total	**100.0 %**	**5.89 %**	**2.1**
Total unsecured debt	25.4 %	8.18 %	1.6
Total secured debt	74.6 %	5.11 %	2.2
Total	**100.0 %**	**5.89 %**	**2.1**
Total fixed-rate debt	69.3 %	4.97 %	2.4
Total variable-rate debt	30.7 %	7.97 %	1.4
Total	**100.0 %**	**5.89 %**	**2.1**

(1) The credit facility revolver matures on May 12, 2026. There was $130.0 million outstanding on the credit facility revolver as of September 30, 2024 and it is a variable rate facility with the interest rate determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.35% per annum, and in the case of a base rate loan, plus 2.25% per annum. However, the Company entered into interest rate collar agreements on a total notional amount of $60.0 million to hedge against interest rate volatility on the credit facility revolver. Under the agreements, the benchmark rate for the credit facility revolver will float between 5.50% per annum and 4.20% per annum on $25.0 million, and 5.50% per annum and 4.035% per annum on $35.0 million, effective from November 13, 2023 until May 12, 2025.

(2) The Unconsolidated Joint Venture mortgages payable mature on November 27, 2024 with two successive one-year options to extend the maturity an additional 24 months until November 27, 2026 if certain financial and operating covenants and other customary conditions are satisfied. In October 2024, the Unconsolidated Joint Venture and its lenders entered into an amendment to the loan agreement pursuant to which, among other things, the lenders agreed to modify certain conditions for the first loan extension and which amendment provides greater certainty the Unconsolidated Joint Venture will be able to satisfy all conditions for the first loan extension until November 27, 2025. In connection with the amendment, the Unconsolidated Joint Venture exercised the first extension option and is working with the lenders to satisfy all extension conditions, including a maximum loan-to-value of 60% which may result in a partial repayment of the mortgage notes that we anticipate will require us to fund a member loan to the Unconsolidated Joint Venture. We cannot provide any assurance the Unconsolidated Joint Venture will be able to satisfy the extension conditions for the first or second loan extension or otherwise extend or refinance this debt obligation prior to maturity. The Unconsolidated Joint Venture mortgages payable have a variable interest rate which is determined, at the election of the borrower, on the basis of Daily Simple SOFR or a base rate, in the case of a SOFR loan, plus a spread of 1.60% per annum, and in the case of a base rate loan, plus a spread of 0.50% per annum; however, the Unconsolidated Joint Venture has entered into an interest rate cap agreement to hedge against interest rate volatility on the mortgage notes. Under the agreement, the benchmark rate for the mortgage notes will not exceed 6.00%, effective from May 27, 2024 until November 27, 2024. Pursuant to the October 2024 loan agreement amendment referenced above, beginning on November 28, 2024, the spread of a SOFR loan may increase to 2.60% per annum.

(3) Interest rate for variable rate debt represents the interest rate in effect as of September 30, 2024.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 13

Q3 2024 SUPPLEMENTAL INFORMATION

Ratio Analysis

(unaudited, dollars in thousands)

	Three Months Ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest Coverage Ratio					
Interest Expense, excluding non-cash amortization [(1)]	$ 7,731	$ 7,553	$ 7,588	$ 7,365	$ 6,818
Adjusted EBITDA [(2)]	19,083	20,458	26,729	24,647	30,017
Interest Coverage Ratio	2.47x	2.71x	3.52x	3.35x	4.40x
Fixed Charge Coverage Ratio					
Interest Expense, excluding non-cash amortization [(1)]	$ 7,731	$ 7,553	$ 7,588	$ 7,365	$ 6,818
Secured debt principal amortization	—	—	—	—	—
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	138	46	—	—	—
Total fixed charges	7,869	7,599	7,588	7,365	6,818
Adjusted EBITDA [(2)]	19,083	20,458	26,729	24,647	30,017
Fixed Charge Coverage Ratio	2.43x	2.69x	3.52x	3.35x	4.40x

(1) Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2) Refer to the Statements of Operations section for net loss calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net Debt Ratios					
Net Debt [(1)]	$ 494,833	$ 464,342	$ 474,081	$ 475,209	$ 491,140
Annualized Most Recent Quarter Adjusted EBITDA	76,332	81,832	106,916	98,588	120,068
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	6.48x	5.67x	4.43x	4.82x	4.09x
Net Debt [(1)]	$ 494,833	$ 464,342	$ 474,081	$ 475,209	$ 491,140
Annualized Year-to-Date Adjusted EBITDA [(2)]	88,360	94,374	106,916	118,542	125,193
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio	5.60x	4.92x	4.43x	4.01x	3.92x
Net Debt [(1)]	$ 494,833	$ 464,342	$ 474,081	$ 475,209	$ 491,140
Gross Real Estate Investments [(1)]	1,605,300	1,595,860	1,632,914	1,668,352	1,694,527
Net Debt Leverage Ratio	30.8 %	29.1 %	29.0 %	28.5 %	29.0 %
Unencumbered Assets/Real Estate Assets					
Unencumbered Gross Real Estate Investments [(1)]	$ 992,544	$ 983,429	$ 1,021,402	$ 1,060,660	$ 1,088,604
Gross Real Estate Investments [(1)]	1,605,300	1,595,860	1,632,914	1,668,352	1,694,527
Unencumbered Asset Ratio	61.8 %	61.6 %	62.6 %	63.6 %	64.2 %

(1) Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to simultaneously serve as collateral under other borrowings.

(2) Year-to-date Adjusted EBITDA for December 31, 2023 has not been annualized for the purpose of this calculation.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 14

Credit Facility Revolver Covenants (unaudited) The following is a summary of financial covenants for the Company's credit facility revolver as defined and calculated per the terms of the facility's credit agreement. These calculations are presented to investors to show the Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of September 30, 2024, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time. Credit Facility Revolver Financial Covenants Required September 30, 2024 Ratio of total indebtedness to total asset value ≤ 60% 39.2% Ratio of adjusted EBITDA to fixed charges ≥ 1.5x 2.68x Ratio of secured indebtedness to total asset value ≤ 40% 29.4% Ratio of unsecured indebtedness to unencumbered asset value ≤ 60% (1) 16.0% Ratio of unencumbered adjusted NOI to unsecured interest expense ≥ 2.00x 5.30x Unencumbered asset value ≥ $500.0 million $797.4 million ___________________________________ (1) If the ratio of unsecured indebtedness to unencumbered asset value exceeds 35% as of the end of two consecutive fiscal quarters, the Company will be required, within 90 days and subject to cure rights, to grant the administrative agent a first priority lien on all the properties included in the pool of unencumbered assets (other than properties identified for disposition by the Company so long as such properties are sold within one year of such identification). Q3 2024 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Office REIT Inc. | WWW.ONLREIT.COM | 15

Q3 2024 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI

(unaudited, dollars in thousands)

	Three Months Ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Rental revenue:					
Cash rental revenue	$ 29,148	$ 30,306	$ 31,678	$ 33,466	$ 35,491
Fixed reimbursements	1,531	1,445	1,446	1,436	1,737
Variable reimbursements	8,786	7,469	11,196	7,646	9,203
Straight-line rental revenue	(1,283)	(240)	549	(679)	1,369
Amortization of above and below market leases, net	58	429	537	361	346
Amortization of deferred lease incentives, net	(126)	(124)	(123)	(115)	14
Other rental revenue	862	638	1,712	1,436	716
Total rental revenue	38,976	39,923	46,995	43,551	48,876
Property operating expense	(16,643)	(15,757)	(15,999)	(14,446)	(15,506)
NOI	**$ 22,333**	**$ 24,166**	**$ 30,996**	**$ 29,105**	**$ 33,370**
Adjustments:					
Straight-line rental revenue	1,283	240	(549)	679	(1,369)
Amortization of above and below market leases, net	(58)	(429)	(537)	(361)	(346)
Amortization of deferred lease incentives, net	126	124	123	115	(14)
Other non-cash adjustments	48	48	48	49	47
Proportionate share of Unconsolidated Joint Venture Cash NOI	877	855	880	868	863
Cash NOI	**$ 24,609**	**$ 25,004**	**$ 30,961**	**$ 30,455**	**$ 32,551**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 16

Q3 2024 SUPPLEMENTAL INFORMATION

Leasing Activity

(unaudited, square feet and dollars in thousands)

During the three months ended September 30, 2024, we entered into new and renewal leases as summarized in the following table. There were no new or renewed leases executed during the three months ended September 30, 2023.

	Three Months Ended September 30, 2024		
	New Leases	Renewals	Total
Number of leases	—	4	4
Rentable square feet leased	—	254	254
Weighted average rental rate change (cash basis) (1)	N/A	5.6 %	5.6 %
Tenant rent concessions and leasing costs (2)	$ —	$ 6,159	$ 6,159
Tenant rent concessions and leasing costs per rentable square foot (3)	$ —	$ 24.24	$ 24.24
Weighted average lease term (by rentable square feet) (years) (4)	0.0	8.7	8.7
Tenant rent concessions and leasing costs per rentable square foot per year	$ —	$ 2.80	$ 2.80

(1) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease or was previously otherwise not generating full cash rental revenue, the lease will be excluded from the rental rate change calculation.

(2) Includes tenant improvement allowances and base building allowances, leasing commissions and free rent (includes estimates of property operating expenses, where applicable). Beginning in 2024, the Company has updated this calculation to also include estimates for certain reimbursable and non-reimbursable landlord funded improvements, and has applied this change retrospectively for comparison purposes. For our multi-tenant properties, we have allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(3) There were no reimbursable landlord funded improvements or tenant improvement allowances included in the tenant rent concessions and leasing costs for the three months ended September 30, 2024.

(4) Weighted average lease term does not include specified periods of the stated lease term during which a tenant has the right to terminate their space without a termination fee, or "non-firm terms." The total weighted average lease term for new leases and renewals executed during the three months ended September 30, 2024, would be 8.9 years if such non-firm terms were included.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 17

Q3 2024 SUPPLEMENTAL INFORMATION

Leasing Activity (continued)

(unaudited, square feet and dollars in thousands)

During the nine months ended September 30, 2024 and 2023, we entered into new and renewal leases as summarized in the following tables:

	Nine Months Ended September 30, 2024		
	New Leases	Renewals	Total
Number of leases	4	8	12
Rentable square feet leased	149	683	832
Weighted average rental rate change (cash basis) (1) (2)	N/A	3.2 %	3.2 %
Tenant rent concessions and leasing costs (3)	$ 19,942	$ 7,637	$ 27,579
Tenant rent concessions and leasing costs per rentable square foot (4)	$ 133.47	$ 11.18	$ 33.12
Weighted average lease term (by rentable square feet) (years) (5)	10.2	5.9	6.7
Tenant rent concessions and leasing costs per rentable square foot per year	$ 13.06	$ 1.90	$ 4.97

	Nine Months Ended September 30, 2023		
	New Leases	Renewals	Total
Number of leases	3	3	6
Rentable square feet leased	18	111	129
Weighted average rental rate change (cash basis) (1) (2)	(19.8)%	17.3 %	13.5 %
Tenant rent concessions and leasing costs (3)	799	1,065	1,864
Tenant rent concessions and leasing costs per rentable square foot (4)	$ 44.19	$ 9.62	$ 14.48
Weighted average lease term (by rentable square feet) (years) (5)	7.8	9.8	9.5
Tenant rent concessions and leasing costs per rentable square foot per year	$ 5.65	$ 0.98	$ 1.52

(1) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease or was previously otherwise not generating full cash rental revenue, the lease will be excluded from the rental rate change calculation.

(2) Excludes four new leases for approximately 149,000 square feet and one new lease for approximately 4,000 square feet for the nine months ended September 30, 2024 and 2023, respectively, that had been or will be vacant for more than 12 months at the time the new lease commences.

(3) Includes tenant improvement allowances and base building allowances, leasing commissions and free rent (includes estimates of property operating expenses, where applicable). Beginning in 2024, the Company has updated this calculation to also include estimates for certain reimbursable and non-reimbursable landlord funded improvements, and has applied this change retrospectively for comparison purposes. For our multi-tenant properties, we have allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(4) Includes reimbursable landlord funded improvements of $32.02 per rentable square foot for new leases, $0.40 per rentable square foot for renewals, and $6.07 per rentable square foot in total for the nine months ended September 30, 2024. Includes reimbursable tenant improvement allowances of $13.05 per rentable square foot for new leases and $2.34 per rentable square foot in total for the nine months ended September 30, 2024. There were no reimbursable landlord funded improvements or reimbursable tenant improvement allowances for the nine months ended September 30, 2023.

(5) Weighted average lease term does not include specified periods of the stated lease term during which a tenant has the right to terminate their space without a termination fee, or "non-firm terms." The total weighted average lease term for new leases and renewals executed during the nine months ended September 30, 2024 and 2023, would be 7.6 years and 10.2 years, respectively, if such non-firm terms were included.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 18

Vacant Property Operating Expenses (unaudited, in thousands for the nine months ended September 30, 2024) Square Feet Total Expenses Operating Properties Fully vacant - full period 647 $ 3,150 Fully vacant - partial period (1) 1,262 4,616 Fully vacant subtotal (2) 1,909 7,766 Partially vacant (3) 462 2,529 Total 2,371 $ 10,295 Non-Operating Properties Fully vacant - full period N/A $ 3,427 Grand Total $ 13,722 ____________________________________ (1) Represents four Operating Properties that became fully vacant, one that was disposed and one that became partially occupied during the nine months ended September 30, 2024. (2) The Company had 10 fully vacant Operating Properties as of September 30, 2024. All expenses are a component of property operating expenses in the consolidated statements of operations and represent expenses we do not expect to be reimbursed. (3) The Company does not record property operating expenses at the suite level; therefore, the total expenses for the nine months ended September 30, 2024 for partially vacant properties are estimated by multiplying the vacant square feet of the partially vacant properties by the total annualized expenses per square foot for fully vacant properties and prorating for the nine months ended September 30, 2024. Q3 2024 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Office REIT Inc. | WWW.ONLREIT.COM | 19

Acquisitions and Dispositions (unaudited, square feet and dollars in thousands) Acquisitions The following table summarizes the Company's acquisition activity during the nine months ended September 30, 2024. Date Purchased Property Location Square Feet Gross Purchase Price Lease Term (Years) Cash Capitalization Rate Average Capitalization Rate 9/11/2024 San Ramon, CA 97 $34,600 15.0 7.4% 9.2% Dispositions The following table summarizes the Company's year to date 2024 disposition activity. Date Sold Property Location Square Feet Gross Sale Price Lease Term (Years) 5/29/2024 St. Charles, MO 96 $2,100 Vacant 11/4/2024 Dublin, OH (1) 68 3,160 Vacant Total 164 $5,260 ____________________________________ (1) The property was fully leased by a single tenant as of September 30, 2024. The lease was initially scheduled to expire on November 30, 2024 but was terminated early effective October 31, 2024 to accommodate the sale of the property. Q3 2024 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Office REIT Inc. | WWW.ONLREIT.COM | 20

Q3 2024 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio

(unaudited, percentages based on portfolio Annualized Base Rent as of September 30, 2024, other than Occupancy Rate and Leased Rate which are based on Rentable Square Feet as of September 30, 2024)

Tenant Diversification



General Services Administration 15.9%
Bank of America 10.2%
Cigna/Express Scripts 5.7%
Coterra Energy 4.7%
MDC Holdings Inc. 3.5%
T-Mobile 3.2%
Charter Communications 3.1%
Banner Life Insurance 3.0%
Encompass Health 2.8%
Collins Aerospace 2.8%

Geographic Diversification



Texas 16.0%
New Jersey 13.1%
Kentucky 8.4%
Colorado 6.6%
California 6.4%
Oklahoma 5.7%
New York 4.9%
Maryland 3.8%
Tennessee 3.8%
Georgia 3.7%

Industry Diversification



Government & Public Services 16.4%
Health Care Equipment & Services 14.7%
Financial Institutions 12.1%
Capital Goods 10.3%
Consumer Durables & Apparel 7.2%
Materials 6.8%
Telecommunication Services 5.7%
Commercial & Professional Services 5.3%
Energy 4.7%
Software & Services 4.0%

Lease Expirations



2024 2.8%
2025 13.0%
2026 15.4%
2027 13.1%
2028 16.9%
2029 5.0%
2030 5.7%
2031 0.4%
2032 3.1%
2033 5.1%

Statistics
(square feet and dollars in thousands)

Operating Properties		70
Unconsolidated Joint Venture Properties		6
Rentable Square Feet		8,299
Annualized Base Rent	$	124,001
Occupancy Rate		74.6 %
Leased Rate		75.6 %
Weighted Average Remaining Lease Term		5.0
Investment-Grade Tenants		74.4 %
NN leases		63.9 %
NNN leases		12.5 %

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 21

Q3 2024 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent

(unaudited, square feet and dollars in thousands as of September 30, 2024)

Tenant	Number of Leases	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio	Credit Rating
General Services Administration	15	725	8.8 %	$ 19,736	15.9 %	AA+
Bank of America	1	482	5.8 %	12,465	10.2 %	A-
Cigna/Express Scripts	3	365	4.4 %	7,052	5.7 %	A-
Coterra Energy	1	309	3.7 %	5,866	4.7 %	BBB
MDC Holdings Inc.	1	144	1.8 %	4,385	3.5 %	BBB
T-Mobile	3	217	2.6 %	4,020	3.2 %	BBB
Charter Communications	2	264	3.2 %	3,803	3.1 %	BB+
Banner Life Insurance	1	116	1.4 %	3,670	3.0 %	A
Encompass Health	1	65	0.8 %	3,505	2.8 %	BB-
Collins Aerospace	1	207	2.5 %	3,440	2.8 %	BBB+
Top Ten Tenants	**29**	**2,894**	**35.0 %**	**67,942**	**54.9 %**	
Remaining Tenants:						
Home Depot/HD Supply	2	153	1.8 %	3,193	2.6 %	A
AT&T	1	203	2.5 %	3,023	2.4 %	BBB
Ingram Micro	1	170	2.1 %	2,898	2.3 %	BB-
Linde	1	175	2.1 %	2,800	2.3 %	A
Maximus	2	168	2.0 %	2,610	2.1 %	BB+
Citigroup	1	64	0.8 %	2,513	2.0 %	BBB+
Hasbro	1	136	1.6 %	2,446	2.0 %	BBB
Valent U.S.A.	1	97	1.2 %	2,417	2.0 %	NR
CVS/Aetna	1	127	1.5 %	2,334	1.9 %	BBB
Pulte Mortgage	1	95	1.1 %	2,053	1.7 %	BBB
NetJets	1	140	1.7 %	2,015	1.6 %	NR
Elementis	1	66	0.8 %	1,980	1.6 %	NR
Day Pitney	1	56	0.7 %	1,783	1.4 %	NR
FedEx	1	90	1.1 %	1,744	1.4 %	BBB
GE Vernova	1	152	1.8 %	1,713	1.4 %	BBB-
AGCO	1	126	1.5 %	1,607	1.3 %	BBB-
Intermec	1	81	1.0 %	1,503	1.2 %	A
Abbott Laboratories	1	131	1.6 %	1,412	1.1 %	AA-
Becton Dickinson	1	72	0.9 %	1,397	1.1 %	BBB
Ifm Efector	1	45	0.5 %	1,345	1.1 %	NR
Peraton	1	33	0.4 %	1,184	1.0 %	B-
Total	**52**	**5,274**	**63.7 %**	**$ 111,912**	**90.4 %**	

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 22

Q3 2024 SUPPLEMENTAL INFORMATION

Tenant Industry Diversification

(unaudited, square feet and dollars in thousands as of September 30, 2024)

Industry	Number of Leases [1]	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Government & Public Services	17	769	9.3 %	$ 20,284	16.4 %
Health Care Equipment & Services	11	937	11.3 %	18,259	14.7 %
Financial Institutions	2	546	6.6 %	14,977	12.1 %
Capital Goods	10	846	10.2 %	12,829	10.3 %
Consumer Durables & Apparel	3	375	4.5 %	8,883	7.2 %
Materials	5	462	5.5 %	8,378	6.8 %
Telecommunication Services	5	420	5.1 %	7,043	5.7 %
Commercial & Professional Services	11	349	4.2 %	6,630	5.3 %
Energy	1	309	3.7 %	5,866	4.7 %
Software & Services	4	265	3.2 %	4,971	4.0 %
Top Ten Tenant Industries	**69**	**5,278**	**63.6 %**	**108,120**	**87.2 %**
Remaining Tenant Industries:					
Transportation	4	279	3.4 %	4,530	3.7 %
Media & Entertainment	2	264	3.2 %	3,803	3.1 %
Insurance	2	170	2.0 %	3,671	3.0 %
Retailing	3	157	1.9 %	3,267	2.6 %
Utilities	1	25	0.3 %	394	0.3 %
Restaurant	4	15	0.2 %	168	0.1 %
Real Estate	1	2	— %	48	— %
Total	**86**	**6,190**	**74.6 %**	**$ 124,001**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 23

Q3 2024 SUPPLEMENTAL INFORMATION

Lease Expirations

(unaudited, square feet and dollars in thousands as of September 30, 2024)

Year of Expiration	Number of Leases Expiring [1]	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
2024	3	162	1.9 %	$ 3,446	2.8 %
2025	9	859	10.4 %	16,163	13.0 %
2026	16	803	9.7 %	19,135	15.4 %
2027	13	973	11.7 %	16,297	13.1 %
2028	12	992	12.0 %	20,947	16.9 %
2029	5	398	4.8 %	6,171	5.0 %
2030	6	214	2.6 %	7,108	5.7 %
2031	1	11	0.1 %	431	0.4 %
2032	3	300	3.6 %	3,875	3.1 %
2033	3	358	4.3 %	6,273	5.1 %
Thereafter	14	1,066	12.8 %	24,155	19.5 %
Subtotal	**85**	**6,136**	**73.9 %**	**124,001**	**100.0 %**
Month-to-Month	1	54	0.7 %	—	— %
Total	**86**	**6,190**	**74.6 %**	**$ 124,001**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 24

Q3 2024 SUPPLEMENTAL INFORMATION

Lease Summary

(unaudited, square feet and dollars in thousands as of September 30, 2024)

Rent Escalations	Number of Leases [(1)]	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Fixed Dollar or Percent Increase	62	5,191	62.6 %	$ 99,269	80.1 %
Flat	7	111	1.3 %	1,722	1.4 %
GSA CPI	14	689	8.3 %	18,995	15.3 %
CPI	2	145	1.7 %	4,015	3.2 %
Month-to-Month	1	54	0.7 %	—	— %
Total	**86**	**6,190**	**74.6 %**	**$ 124,001**	**100.0 %**

Tenant Expense Obligations	Number of Leases [(1)]	Occupied Square Feet	Occupied Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
NN	52	4,294	51.7 %	$ 79,301	63.9 %
Modified Gross	20	1,027	12.4 %	29,117	23.5 %
NNN	11	861	10.4 %	15,486	12.5 %
Gross	3	8	0.1 %	97	0.1 %
Total	**86**	**6,190**	**74.6 %**	**$ 124,001**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 25

Q3 2024 SUPPLEMENTAL INFORMATION

Operating Property Geographic Diversification

(unaudited, square feet and dollars in thousands as of September 30, 2024)

Location	Number of Properties	Rentable Square Feet	Rentable Square Feet as a % of Total Portfolio	Annualized Base Rent	Annualized Base Rent as a % of Total Portfolio
Texas	15	1,352	16.3 %	$ 19,879	16.0 %
New Jersey	3	714	8.6 %	16,228	13.1 %
Kentucky	2	458	5.5 %	10,464	8.4 %
Colorado	4	571	6.9 %	8,151	6.6 %
California	4	341	4.1 %	7,975	6.4 %
Oklahoma	3	585	7.0 %	6,996	5.7 %
New York	6	781	9.4 %	6,060	4.9 %
Maryland	2	236	2.8 %	4,756	3.8 %
Tennessee	4	240	2.9 %	4,671	3.8 %
Georgia	3	284	3.4 %	4,635	3.7 %
Top Ten States	**46**	**5,562**	**66.9 %**	**89,815**	**72.4 %**
Remaining States:					
Virginia	2	240	2.9 %	4,623	3.7 %
Ohio	3	237	2.8 %	3,579	2.9 %
Missouri	2	207	2.5 %	2,981	2.4 %
South Carolina	1	64	0.8 %	2,513	2.0 %
Rhode Island	2	206	2.5 %	2,446	2.0 %
Wisconsin	1	155	1.9 %	2,357	1.9 %
Arizona	1	91	1.1 %	2,282	1.8 %
Illinois	2	163	2.0 %	2,224	1.8 %
Iowa	2	92	1.1 %	2,001	1.6 %
West Virginia	1	63	0.8 %	1,457	1.2 %
Nebraska	2	180	2.2 %	1,366	1.1 %
Pennsylvania	2	233	2.8 %	1,345	1.1 %
Oregon	1	69	0.8 %	1,165	0.9 %
Kansas	2	196	2.4 %	1,075	0.9 %
Idaho	1	35	0.4 %	741	0.6 %
Massachusetts	2	378	4.5 %	727	0.6 %
Indiana	1	83	1.0 %	581	0.5 %
Minnesota	1	39	0.5 %	493	0.4 %
Florida	1	6	0.1 %	230	0.2 %
Total	**76**	**8,299**	**100.0 %**	**$ 124,001**	**100.0 %**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 26

Operating Property Type (unaudited, square feet and dollars in thousands as of September 30, 2024) Property Type Number of Properties Rentable Square Feet Rentable Square Feet as a % of Total Portfolio Annualized Base Rent Annualized Base Rent as a % of Total Portfolio Traditional Office 47 6,268 75.5% $ 83,775 67.6 % Governmental Office 16 789 9.5% 20,374 16.4 % Flex/Industrial 2 156 1.9% 7,896 6.4 % Flex/Laboratory and R&D 4 268 3.2% 6,169 5.0 % Medical Office 7 818 9.9% 5,787 4.6 % Total 76 8,299 100.0% $ 124,001 100.0 % Q3 2024 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Office REIT Inc. | WWW.ONLREIT.COM | 27

Q3 2024 SUPPLEMENTAL INFORMATION

Full Portfolio [1]

(unaudited, as of September 30, 2024)

Industry	Address	Rentable Square Feet	Occupancy Rate	Leased Rate	Weighted Average Remaining Lease Term	Annualized Base Rent
Commercial & Professional Services	4335 Paredes Line Road Brownsville, TX	78	100.0 %	100.0 %	3.7	$ 1,535
Telecommunication Services	3750 Wheeler Road Augusta, GA	78	100.0 %	100.0 %	3.0	1,712
Telecommunication Services	4080 27th Court SE Salem, OR	69	100.0 %	100.0 %	2.6	1,165
Financial Institutions	11 eWall Street Mount Pleasant, SC	64	100.0 %	100.0 %	1.0	2,513
Health Care Equipment & Services	8455 University Place Drive St. Louis, MO	181	100.0 %	100.0 %	4.3	2,587
Government & Public Services	2305 Hudson Boulevard Brownsville, TX	11	100.0 %	100.0 %	9.4	347
Government & Public Services	257 Bosley Industrial Park Parkersburg, WV	63	100.0 %	100.0 %	14.6	1,457
Government & Public Services	2805 Pine Mill Road Paris, TX	11	100.0 %	100.0 %	6.9	431
Government & Public Services	3381 U.S. Highway 277 Eagle Pass, TX	20	100.0 %	100.0 %	13.5	550
Government & Public Services	2475 Cliff Creek Crossing Drive Dallas, TX	17	100.0 %	100.0 %	6.0	788
Government & Public Services	3644 Avtech Parkway Redding, CA	44	100.0 %	100.0 %	2.1	1,347
Government & Public Services	5100 W 36th Street Minneapolis, MN	39	100.0 %	100.0 %	5.6	493
Government & Public Services	4551 State Route 11 (E) Malone, NY	29	100.0 %	100.0 %	1.8	1,139
Government & Public Services	2600 Voyager Avenue Sioux City, IA	11	100.0 %	100.0 %	1.8	499
Government & Public Services	135 Circle Lane Knoxville, TN	26	100.0 %	100.0 %	1.8	740
Health Care Equipment & Services	2304 State Highway 121 Bedford, TX	65	100.0 %	100.0 %	6.1	3,505
Government & Public Services	3369 U.S. Highway 277 Eagle Pass, TX	9	100.0 %	100.0 %	14.4	307
Transportation	942 S. Shady Grove Road Memphis, TN	90	100.0 %	100.0 %	10.3	1,744
Transportation	4151 Bridgeway Avenue Columbus, OH	140	100.0 %	100.0 %	7.5	2,015
Capital Goods	601 Third Street SE Cedar Rapids, IA	81	100.0 %	100.0 %	3.4	1,502
Consumer Durables & Apparel	15 LaSalle Square Providence, RI	136	100.0 %	100.0 %	0.4	2,446
Materials	100 Sci Park Boulevard East Windsor, NJ	66	100.0 %	100.0 %	2.5	1,980
Media & Entertainment	6005 Fair Lakes Road East Syracuse, NY	109	100.0 %	100.0 %	1.2	1,447
Government & Public Services	310 Canaveral Groves Boulevard Cocoa, FL	6	100.0 %	100.0 %	0.4	230
Government & Public Services	103 & 104 Airport Road Grangeville, ID	35	100.0 %	100.0 %	3.1	741
Government & Public Services	2901 Alta Mesa Boulevard Fort Worth, TX	16	100.0 %	100.0 %	1.3	588
Government & Public Services	59 Dunning Way Plattsburgh, NY	13	100.0 %	100.0 %	9.0	576
Vacant	480 Jefferson Boulevard Warwick, RI	70	— %	— %	—	—
Capital Goods	1800 Nelson Road Longmont, CO	152	100.0 %	100.0 %	10.0	1,713
Health Care Equipment & Services	1850 Norman Drive North Waukegan, IL	130	100.0 %	100.0 %	7.8	1,412
Health Care Equipment & Services	1333 - 1385 East Shaw Avenue Fresno, CA	127	100.0 %	100.0 %	2.2	2,334
Telecommunication Services	2270 Lakeside Boulevard Richardson, TX	203	100.0 %	100.0 %	2.5	3,023
Health Care Equipment & Services	5859 Farinon Drive San Antonio, TX	96	75.8 %	75.8 %	1.5	1,397
Energy	202 S. Cheyenne Tulsa, OK	330	97.1 %	97.1 %	0.8	5,971
Vacant	7475 S Joliet Street Englewood, CO	60	— %	— %	—	—
Consumer Durables & Apparel	4340 & 4350 South Monaco Street Denver, CO	264	54.7 %	54.7 %	2.1	4,385
Vacant	2250 Lakeside Boulevard Richardson, TX	116	— %	— %	—	—
Commercial & Professional Services	3833 Greenway Drive Lawrence, KS	90	100.0 %	100.0 %	3.7	1,075
Vacant	2201 Noria Road Lawrence, KS	106	— %	— %	—	—
Materials	1585 Sawdust Road The Woodlands, TX	175	100.0 %	100.0 %	8.7	2,800
Consumer Durables & Apparel	7390 S. Iola Street Englewood, CO	95	100.0 %	100.0 %	0.8	2,053
Vacant	41 Moores Road Malvern, PA	188	— %	— %	—	—
Media & Entertainment	1254 - 1320 N. Dr. MLK Jr. Drive Milwaukee, WI	155	100.0 %	100.0 %	2.8	2,357
Telecommunication Services	695 Grassmere Park Nashville, TN	69	100.0 %	100.0 %	2.3	1,143

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 28

Q3 2024 SUPPLEMENTAL INFORMATION

Industry	Address	Rentable Square Feet	Occupancy Rate	Leased Rate	Weighted Average Remaining Lease Term	Annualized Base Rent
Commercial & Professional Services	1575 Sawdust Road The Woodlands, TX	153	78.6 %	78.6 %	3.5	2,425
Retailing	101 Riverview Parkway Santee, CA	73	100.0 %	100.0 %	4.2	1,877
Materials	6752 Baymeadow Drive Glen Burnie, MD	120	100.0 %	100.0 %	2.3	1,086
Vacant	6655 North MacArthur Boulevard Irving, TX	172	— %	— %	—	—
Capital Goods	2087 East 71st Street Tulsa, OK	108	100.0 %	100.0 %	0.5	1,025
Government & Public Services	333 Scott Street Covington, KY	438	96.7 %	96.7 %	3.8	10,141
Software & Services	1759 Wehrle Drive Amherst, NY	170	100.0 %	100.0 %	9.1	2,898
Commercial & Professional Services [(2)]	6377 Emerald Drive Dublin, OH	68	100.0 %	100.0 %	0.2	1,116
Capital Goods	22640 Davis Drive Sterling, VA	207	100.0 %	100.0 %	4.6	3,440
Capital Goods	1100 Atwater Drive, Lot 11A Malvern, PA	45	100.0 %	100.0 %	3.8	1,345
Health Care Equipment & Services	7353 Company Drive Indianapolis, IN	83	100.0 %	100.0 %	1.5	581
Health Care Equipment & Services	1640 Dallas Parkway Plano, TX	210	70.5 %	70.5 %	1.9	2,183
Capital Goods	1705 Kellie Drive Blair, NE	30	100.0 %	100.0 %	10.3	523
Vacant	3100 Quail Springs Parkway Oklahoma City, OK	147	— %	— %	—	—
Software & Services	777 Research Road Lincoln, NE	150	39.4 %	96.5 %	3.6	843
Vacant	249 - 257 West Genesee Street Buffalo, NY	430	— %	— %	—	—
Insurance	3275 Bennett Creek Avenue Urbana, MD	116	100.0 %	100.0 %	1.9	3,670
Health Care Equipment & Services	100 Airpark Center Drive East Nashville, TN	55	100.0 %	100.0 %	6.0	1,044
Retailing	3074 Chastain Meadows Parkway NW Kennesaw, GA	80	100.0 %	100.0 %	3.5	1,317
Capital Goods	4205 River Green Parkway Duluth, GA	126	100.0 %	100.0 %	1.8	1,606
Commercial & Professional Services	8 Sylvan Way Parsippany, NJ	166	33.6 %	33.6 %	16.3	1,783
Vacant	174 & 176 Middlesex Turnpike Bedford, MA	328	— %	— %	—	—
Financial Institutions	1500 - 1600 Merrill Lynch Drive Hopewell, NJ	482	100.0 %	100.0 %	11.2	12,465
Health Care Equipment & Services	3003 N. 3rd Street Phoenix, AZ	91	100.0 %	100.0 %	0.2	2,282
Vacant	395 S. Youngs Road Amherst, NY	30	— %	— %	—	—
Materials	4600 Norris Canyon Road San Ramon, CA	97	100.0 %	100.0 %	14.9	2,417
Capital Goods	70 Mechanic Street Foxboro, MA	50	100.0 %	100.0 %	3.2	727
Health Care Equipment & Services	577 Aptakisic Road Lincolnshire, IL	33	100.0 %	100.0 %	2.1	812
Transportation	360 Westar Boulevard Westerville, OH	29	100.0 %	100.0 %	7.3	448
Software & Services	12975 Worldgate Drive Herndon, VA	33	100.0 %	100.0 %	5.3	1,183
Transportation	580 Atlas Air Way Erlanger, KY	20	100.0 %	100.0 %	11.5	323
Utilities	700 Market Street St. Louis, MO	26	100.0 %	100.0 %	10.4	394

(1) Includes the properties owned by the Company's Unconsolidated Joint Venture and excludes Non-Operating Properties.

(2) Property was sold in November 2024.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 29

Non-Operating Properties (unaudited, dollars in thousands as of September 30, 2024) 1411 - 1435 Lake Cook Road Deerfield, IL (1) Land 37.4 $ 11,113 Address Category Acres Net Carrying Value __________________________________ (1) Includes six-properties designated as Non-Operating Properties. Q3 2024 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Office REIT Inc. | WWW.ONLREIT.COM | 30

Q3 2024 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary

(unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Arch Street Unconsolidated Joint Venture as of September 30, 2024.

	Legal Ownership Percentage (1)	Tenant Industry	Pro Rata Share of Gross Real Estate Investments	Pro Rata Share of Rentable Square Feet	Pro Rata Share of Annualized Base Rent	Pro Rata Share of Principal Outstanding
Schneider Electric - Foxboro, MA	20%	Capital Goods	$ 8,336	50	$ 727	$ 5,057
Sysmex - Lincolnshire, IL	20%	Health Care Equipment & Services	9,239	33	812	5,411
DHL - Westerville, OH	20%	Transportation	6,676	29	448	3,945
Peraton - Herndon, VA	20%	Software & Services	9,825	33	1,183	5,959
Atlas Air - Erlanger, KY	20%	Transportation	5,330	20	323	3,141
Spire Energy - St. Louis, MO	20%	Utilities	6,159	26	394	3,635
			$ 45,565	**191**	**$ 3,887**	**$ 27,148**

(1) Legal ownership percentage may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreement regarding capital contributions, distributions of cash flow based on capital account balances and allocations of profits and losses.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Office REIT Inc. | WWW.ONLREIT.COM | 31

Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance. Average Capitalization Rate represents annualized average estimated Cash NOI of the property over the tenant's lease term divided by gross purchase price. Cash Capitalization Rate represents annualized first year estimated Cash NOI of the property divided by gross purchase price. CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index. Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable. Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease). Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above. In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non- routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date. Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations. Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease. Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease. Q3 2024 SUPPLEMENTAL INFORMATION Definitions (unaudited, in thousands, except share and per share data) Orion Office REIT Inc. | WWW.ONLREIT.COM | 32

Funds Available for Distribution ("FAD") Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend. However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP. Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO") Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP. Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above. In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses, amortization of deferred lease incentives, amortization of deferred financing costs, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture. We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes. For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure. GAAP is an abbreviation for generally accepted accounting principles in the United States. Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs). Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP. Q3 2024 SUPPLEMENTAL INFORMATION Definitions (continued) (unaudited, in thousands, except share and per share data) Orion Office REIT Inc. | WWW.ONLREIT.COM | 33

Q3 2024 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Total real estate investments, at cost - as reported	$ 1,324,778	$ 1,283,456	$ 1,305,227	$ 1,320,396	$ 1,333,586
Adjustments:					
Gross intangible lease assets	292,481	307,744	311,914	333,658	346,643
Gross intangible lease liabilities	(46,411)	(29,779)	(29,779)	(31,250)	(31,250)
Non-Operating Properties total real estate investments, at cost	(11,113)	(11,113)	—	—	—
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,565	45,552	45,552	45,548	45,548
Gross Real Estate Investments	**$ 1,605,300**	**$ 1,595,860**	**$ 1,632,914**	**$ 1,668,352**	**$ 1,694,527**

GSA CPI *refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.*

Implied Equity Market Capitalization *equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.*

Industry *is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.*

Interest Coverage Ratio *equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.*

Interest Expense, excluding non-cash amortization *is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.*

The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

	Three Months Ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest expense, net - as reported	$ 8,170	$ 8,058	$ 8,146	$ 7,928	$ 7,380
Adjustments:					
Amortization of deferred financing costs and other non-cash charges	(920)	(914)	(924)	(933)	(933)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	481	409	366	370	371
Interest Expense, excluding non-cash amortization	**$ 7,731**	**$ 7,553**	**$ 7,588**	**$ 7,365**	**$ 6,818**

Orion Office REIT Inc. | WWW.ONLREIT.COM | 34

Q3 2024 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

Investment-Grade Tenants *are those with a Credit Rating of BBB- or higher from Standard & Poor's or a Credit Rating of Baa3 or higher from Moody's. The ratings may reflect those assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company, as applicable.*

Leased Rate *equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.*

Leased Square Feet *is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates and includes such amounts related to the Unconsolidated Joint Venture.*

Modified Gross Lease *is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.*

Month-to-Month *refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.*

Net Debt, Principal Outstanding and Adjusted Principal Outstanding

Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents, and less cash deposited with the credit facility lenders that was, in accordance with the terms of the credit facility revolver, used to prepay borrowings upon expiration or termination of the Company's interest rate swap agreements. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Mortgages payable, net	$ 353,373	$ 353,200	$ 353,028	$ 352,856	$ 352,683
Credit facility revolver	130,000	107,000	116,000	116,000	175,000
Total debt - as reported	**483,373**	**460,200**	**469,028**	**468,856**	**527,683**
Deferred financing costs, net	1,627	1,800	1,972	2,144	2,317
Principal Outstanding	**485,000**	**462,000**	**471,000**	**471,000**	**530,000**
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,148	27,286	27,332	27,332	27,332
Adjusted Principal Outstanding	**$ 512,148**	**$ 489,286**	**$ 498,332**	**$ 498,332**	**$ 557,332**
Cash and cash equivalents	(16,564)	(24,224)	(23,618)	(22,473)	(32,286)
Restricted cash deposited with credit facility lenders	—	—	—	—	(33,198)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(751)	(720)	(633)	(650)	(708)
Net Debt	**$ 494,833**	**$ 464,342**	**$ 474,081**	**$ 475,209**	**$ 491,140**

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Q3 2024 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

Net Debt Leverage Ratio *equals Net Debt divided by Gross Real Estate Investments. The Net Debt Leverage Ratio for certain prior periods has been updated to reflect the Company's revised definition of Operating Properties to exclude Non-Operating Properties, and the corresponding impact on the calculation of Gross Real Estate Investments.*

Net Operating Income ("NOI") and Cash NOI

NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.

The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Three Months Ended				
	September 30, 2024	**June 30, 2024**	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**
Total revenues	$ 39,178	$ 40,124	$ 47,197	$ 43,751	$ 49,076
Less: total operating expenses	(41,129)	(64,762)	(65,247)	(52,264)	(58,390)
Fee income from unconsolidated joint venture	(202)	(201)	(202)	(200)	(200)
Transaction related	105	167	110	148	101
General and administrative	4,468	4,544	4,949	5,479	4,367
Depreciation and amortization	19,913	38,614	24,504	26,055	27,013
Impairment of real estate	—	5,680	19,685	6,136	11,403
NOI	**22,333**	**24,166**	**30,996**	**29,105**	**33,370**
Straight-line rental revenue	1,283	240	(549)	679	(1,369)
Amortization of above and below market leases, net	(58)	(429)	(537)	(361)	(346)
Amortization of deferred lease incentives, net	126	124	123	115	(14)
Other non-cash adjustments	48	48	48	49	47
Proportionate share of Unconsolidated Joint Venture Cash NOI	877	855	880	868	863
Cash NOI	**$ 24,609**	**$ 25,004**	**$ 30,961**	**$ 30,455**	**$ 32,551**

Non-Operating Properties *refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being repositioned, redeveloped, developed or held for sale.*

Occupancy Rate *equals the sum of Occupied Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.*

Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and includes such amounts related to the Unconsolidated Joint Venture.

Operating Properties *refers to all properties owned and consolidated by the Company as of the applicable date, excluding Non-Operating Properties.*

Property Operating Expense *includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.*

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Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture. Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms). Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC. Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage. The Unencumbered Asset Ratio for certain prior periods has been updated to reflect the Company's revised definition of Operating Properties to exclude Non-Operating Properties, and the corresponding impact on the calculation of Gross Real Estate Investments. Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings. Unencumbered Gross Real Estate Investments for certain prior periods has been updated to reflect the Company's revised definition of Operating Properties to exclude Non-Operating Properties, and the corresponding impact on the calculation of Gross Real Estate Investments. Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture. Q3 2024 SUPPLEMENTAL INFORMATION Definitions (continued) (unaudited, in thousands, except share and per share data) Orion Office REIT Inc. | WWW.ONLREIT.COM | 37